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                                                                       EXHIBIT 4

                             JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(f)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other reporting persons on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.0001 per share, of SubMicron Systems Corporation, a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing.

        IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of December 5, 1997.

                             THE KB MEZZANINE FUND II, L.P.

                             By:    EIP Capital Partners, L.P.
                             Its:   General Partner

                                    By:  Equinox Investment Partners, L.L.C.

                                    /s/  Michael H. Khougaz
                                    --------------------------------------------
                                    By:  Michael H. Khougaz
                                    Its: Managing Member


                             CELERITY SILICON, L.L.C.


                             /s/   Mark R. Benham
                             ---------------------------------------------------
                             By:   Mark R. Benham
                             Its:  Managing Member


                                     Ex. 4-1